Exhibit 10.8
FIRST AMENDMENT TO
DEX ONE CORPORATION
SEVERANCE PLAN—SENIOR VICE PRESIDENT
     WHEREAS, Dex One Corporation, formerly known as R.H. Donnelley Corporation (the “Company”), has heretofore established the R.H. Donnelley Corporation Severance Plan—Senior Vice President, effective as amended March 9, 2009 (the “SVP Plan”); and
     WHEREAS, pursuant to the terms of the Joint Plan of Reorganization for R.H. Donnelley Corporation and Its Debtor Subsidiaries, dated October 21, 2009 (as the same may be amended from time to time, the “Plan”), filed by the Company and its subsidiaries with the United States Bankruptcy Court for the District of Delaware, Case No. 09-11833 (KG), and the terms of the Disclosure Statement thereunder, the Company desires to amend the SVP Plan to provide that the implementation of the restructuring of the Company and its subsidiaries in accordance with the Plan shall not alone constitute Good Reason for purposes of determining eligibility for participation in the SVP Plan.
     NOW, THEREFORE, the Company, in accordance with its rights under Section 9 of the SVP Plan, amends Section 4.5.5 of the SVP Plan, effective upon and subject to the effective date of the Plan, by inserting the following new sentence at the end thereof:
In addition, and notwithstanding the foregoing, the implementation of the restructuring of the Company and its subsidiaries pursuant to the terms of the Joint Plan of Reorganization for R.H. Donnelley Corporation and Its Subsidiaries, dated October 21, 2009 (as the same may be amended from time to time, the “Plan”), filed by the Company and its subsidiaries with the United States Bankruptcy Court for the District of Delaware, Case No. 09-11833 (KG), and the terms of the Disclosure Statement thereunder, shall not alone constitute Good Reason as used in this SVP Plan.
     DULY EXECUTED AND APPROVED as of January 29, 2010:

DEX ONE CORPORATION
By:	/s/ Mark W. Hianik
	Name:	Mark W. Hianik
	Title:	Senior Vice President, General Counsel and Corporate Secretary